UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/05/2009

AUSAM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146853

Alberta, Canada	98-0552537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13103 FM 1960 West
Suite 210
Houston, TX 77065
(Address of principal executive offices, including zip code)

832-678-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy or Receivership

On December 30, 2008, Ausam Energy Corporation ("Ausam" or the "Company") and its wholly owned subsidiary, Noram Resources, Inc., filed voluntary Chapter 11 bankruptcy petitions with the United States Bankruptcy Court for the Southern District of Texas in Houston, Texas. The proceeding has been assigned case no. 08-3223. The Company will file a motion for joint administration of the cases in January 2009.

The Company will continue its ordinary course of business operations and will operate as a debtor-in-possession within the bankruptcy proceeding. These bankruptcy filings were necessitated by the Company's inability to secure new equity or debt financing on terms acceptable to the Company's current primary lender. The Company hopes to use the protections provided by the Chapter 11 process to re-organize its capital structure and settle with its creditors. The Company believes that the Chapter 11 filing provides it with the best chance of preserving the value of its business assets and maximizing the return to all of the stakeholders of the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSAM ENERGY CORPORATION

Date: January 05, 2009	By:	/s/ Mark G. Avery
Mark G. Avery
President and Chief Executive Officer